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                                                                    Exhibit 99.1

NEWS RELEASE

Contact:       Robert E. Wheaton
               President, CEO
               Star Buffet, Inc.
               (602) 425-0397

FOR IMMEDIATE RELEASE: Tuesday, November 3, 1998

                       STAR BUFFET COMPLETES REPURCHASE OF
                      2 MILLION SHARES FROM CKE RESTAURANTS

November 3, 1998 -- Star Buffet, Inc. (NASDAQ:STRZ), announced that it has completed its purchase of 2 million shares of Star Buffet, Inc. from CKE Restaurants, Inc. (NYSE:CKR) which was originally announced September 11. At the time of the announcement, Star paid $5 million in cash and gave a $7.5 million promissory note, which was paid on November 2.

Additionally, effective November 2, William P. Foley, II, CKE's chairman and chief executive officer resigned as Star's chairman and as a member of the board of directors of Star and C. Thomas Thompson, CKE's president and chief operating officer resigned from Star's board of directors.

In closing this transaction successfully, Robert E. Wheaton, President and Chief Executive Officer of Star said, "The board and I greatly appreciate the contributions which Bill Foley and Tom Thompson have made to the growth and success of Star and look forward to continuing an ongoing relationship with CKE."

Star Buffet, through its subsidiaries, currently operates 16 franchised HomeTown Buffet restaurants, nine franchised JB's Restaurants, six JJ North's Grand Buffet restaurants, five North's Star Buffet restaurants, three Buddy Freddy's restaurants, three Stacey's Buffet restaurants, two Maggies Buffet restaurants and two Casa Bonita Mexican theme restaurants.

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